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                                                                   Exhibit 23.13


                      Consent of Independent Accountants


We consent to the use of our report dated November 11, 1999, with respect to the financial statements of VitalTone Inc. as of and for the period July 12, 1999 (inception) to September 30, 1999, which is included in this registration statement on form S-1 of Internet Capital Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus in such registration statement.


                                                 KPMG LLP


Mountain View, California
December 3, 1999